Response to Item 77D - policies with respect to security investment

Eaton Vance Global Dividend Income
Builder Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Global Macro Absolute Return
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Tax-Managed Global Small-
Cap Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.